                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                      (Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                         JAYARK CORPORATION
-------------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]     Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and O-11.

          1) Title of each class of securities to which transaction applies:

          2)     Aggregate   number   of  securities   to   which
          transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-
          11:1

          4)   Proposed maximum aggregate value of transaction:

     5)   Total Fee Paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             NOTICE
                               OF
                         ANNUAL MEETING
                               OF
                          STOCKHOLDERS


                           To Be Held
                        November 22, 1999


To the Stockholders:

     The annual meeting of the stockholders of Jayark Corporation
(the "Company") will be held at 300 Plaza Drive, Vestal, New York
13580, on November 22, 1999, at 9:00 a.m. Local time, for the following purposes:

     1. To elect two (2) directors to serve until the expiration of their three-year terms and until their successors are duly elected and qualified;

     2. To ratify the appointment by the Board of Directors of BDO Seidman as the independent accountants of the Company for the fiscal year ending April 30, 2000.

     3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split whereby each ten shares of outstanding common stock, par value $.01, would be automatically converted into one share of outstanding common stock, par value $.01.

     4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on September 30, 1999, are entitled to notice of and to vote at the annual meeting or adjournment(s) thereof.

     Your attention is called to the proxy statement on the following pages. We hope that you will attend the annual meeting. If you do not plan to attend, kindly sign, date, and mail the enclosed proxy in the envelope, which requires no postage if mailed in the United States. Your vote is important regardless of the number of shares you own.

By Order Of The Board Of Directors


October ___, 1999

                       JAYARK CORPORATION

                         PROXY STATEMENT

           Mailed to Stockholders on October ___, 1999

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Jayark Corporation (the "Company") of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. Local time at 300 Plaza Drive, Vestal, New York 13580, on November 22, 1999, and at any adjournment(s) thereof.

     A copy of the Company's Annual Report on Form 10-K for the year ended April 30, 1999, is enclosed.

     The solicitation of proxies in the accompanying form will be made at the Company's expense, primarily by mail and through brokerage and banking institutions. Those institutions will be requested to forward soliciting materials to the beneficial owners of the stock held of record by them and will be reimbursed for their reasonable forwarding expenses.

     Any proxy given pursuant to such solicitation and received in time for the meeting will be voted in accordance with the instructions, if any, given in that proxy. If no instructions are specified, proxies will be voted FOR the election of the nominees named in Proposal Number 1 of this Proxy Statement and in favor of the additional proposals set forth herein. At the date of this Proxy Statement, the management of the Company does not know of any business to be presented at the Annual Meeting other than those matters that are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgement of the persons named in the proxy. Any proxies may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof.

     Only stockholders of record at the close of business on September 30, 1999, are entitled to notice of and to vote at the Annual Meeting or adjournments thereof. At that date, the Company had outstanding 27,663,597 shares of common stock, $.01 par value (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes will be included in the determination of the number of shares represented at the Annual Meeting. Abstentions will have the same effect as a vote against a proposal; broker non-votes, however, are not included in the tally of votes cast and will not affect the outcome of a proposal.

   Principal Stockholders And Security Ownership of Management

     The following sets forth as of April 30, 1999, the holdings of the Company's Common Stock by those persons owning of record, or known by the Company to own beneficially, more than 5% of the Common Stock, the holdings by each director or nominee, the holdings by certain executive officers and by all of the executive officers and directors of the Company as a group.


                      PRINCIPAL STOCKHOLDERS

                                        Amount and
                                        Nature of
                                        Beneficial      Note     % of
Name and Address of Beneficial Owner    Ownership       (1)     Class
-----------------------------------------------------------------------
David L. Koffman
300  Plaza  Drive,  Vestal,   NY        12,830,326              46.4%
13850
-----------------------------------------------------------------------
Burton I. Koffman
300  Plaza  Drive,  Vestal,   NY        1,868,190      (2),(3)  6.8%
13850
-----------------------------------------------------------------------
Campobello Holding, LP
Box 4485, Great Neck, NY 11024          1,863,643               6.7%
-----------------------------------------------------------------------
Ruthanne Koffman
300  Plaza  Drive,  Vestal,   NY        1,830,652               6.6%
13850
-----------------------------------------------------------------------
Jeffrey P. Koffman
150  East 52nd Street, New York,        1,461,023               5.3%
NY 10022
-----------------------------------------------------------------------
Frank Rabinovitz
6116 Skyline Drive, Houston,  TX        684,260                 2.5%
77057
-----------------------------------------------------------------------
All Directors & Executive Officers
as a Group                              13,514,586              48.9%
-----------------------------------------------------------------------


(1) All shares are owned directly by the individual named, except as set forth herein. Includes actual shares beneficially owned and Employee and Director Stock Options exercisable.

(2) Excludes 37,000 shares owned by a charitable foundation of which Burton I. Koffman is President and Trustee.

(3) Includes 537,000 shares owned as tenants in common by brothers Richard E. Koffman and Burton I. Koffman.


                        PROPOSAL NUMBER 1

                      Election of Directors

     Two (2) directors are to be elected by the stockholders, to the Company's classified Board of Directors, to hold office for a three-year period and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     The Company's nominees for election as directors are listed below. The affirmative a vote of a plurality of the votes of the cast by stockholders present in person or represented by proxy at the meeting and entitled to vote is required for the election of each of two directors. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy will be voted for the election of substitute nominees selected by the Board.


                      Nominees For Director

                                Term       Position & Offices    Director
Name              Age           Expires    Presently Held        Since
---------------   -----         --------   -------------------   ----------
Arthur G. Cohen    70            1999      Director              1990

Jeffrey P. Koffman 34            N/A          N/A                N/A


     Arthur G. Cohen has been a real estate developer and investor for more than eight years. Mr. Cohen is a Director of Baldwin and Arlen, Inc. Burton I. Koffman and Richard E. Koffman are parties to an agreement with Arthur G. Cohen pursuant to which they have agreed to vote their shares in favor of the election of Mr. Cohen to the Board of Directors of the Company.

      Jeffrey P. Koffman has served as a Director of Apparel America, Inc. since June 1995 and Executive Vice President of Apparel America, Inc. from June 1994 to February 1996. Mr.
Koffman was appointed President of Apparel America, Inc. in February 1996. Mr. Koffman served as a financial analyst with Security Pacific from 1987 to 1989. In 1989, Mr. Koffman became Vice President of Pilgrim Industries and in 1990, he became the President of that Company. From 1994 to the present, Mr. Koffman has served in an executive capacity with Tech Aerofoam Products.

The  following  table is a listing of current  Directors  of  the
Company:



                            CURRENT DIRECTORS
                       Term                                           Director
Name             Age  Expires    Position Presently Held                Since
--------------------------------------------------------------------------------
David Koffman    40    2000  Chairman, President, Chief Executive     1983
                             Officer and Director
Frank Rabinovitz 56    2000  Executive Vice President, Chief          1989
                             Operating Officer, Director and
                             President of AVES
Robert C. Nolt   51    2001  Chief Financial Officer and Director     1998
Arthur G. Cohen  70    1999  Director                                 1990


     David  L.  Koffman was elected President and Chief Executive
Officer of the Company in December of 1988. Prior to that time, he served as Director and Vice President of the Company for over five years.

     Frank Rabinovitz was elected Executive Vice President, Chief Operating Officer and Director of the Company in 1989. In addition he is the President of the Company's Audio Visual subsidiary and has served in this capacity for more than five years, as well as in various other executive and management capacities since 1980.

     Robert C. Nolt is Chief Financial Officer and Director of the Company. In addition, Mr. Nolt is Chief Financial Officer of Binghamton Industries, Inc., a company controlled by the principal shareholders of the Company. Prior to joining the Company, Mr. Nolt was Vice President of Finance of RRT-Recycle America, Inc. Mr. Nolt is a Certified Public Accountant with over 26 years of experience in the Accounting field and has served in a number of executive positions. Before joining RRT in 1993, Mr. Nolt was Chief Financial Officer for the Vestal, NY based Ozalid Corporation.

     Arthur G. Cohen has been a real estate developer and investor for more than eight years. Mr. Cohen is a Director of Baldwin and Arlen, Inc. Burton I. Koffman and Richard E. Koffman are parties to an agreement with Arthur G. Cohen pursuant to which they have agreed to vote their shares in favor of the election of Mr. Cohen to the Board of Directors of the Company.

   Information Concerning Operations Of The Board of Directors

     On May 22, 1998, the Board of Directors of the Company approved and authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value of $.30 per share, from 10,000,000 shares to 30,000,000 shares and to change the par value to $.01 per share. As of May 22, 1998, the Company had 9,221,199 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent dated May 22, 1998, a majority of the Company's stockholders representing 4,898,245 shares, or 53% of the outstanding shares entitled to vote, approved the amendment.

     The Executive Committee of the Board of Directors consists of Mr. David L. Koffman (Chair) and Mr. Frank Rabinovitz. The function of the Executive Committee is to exercise the powers of the Board of Directors to the extent permitted by Delaware law. As a rule, the Executive Committee meets to take action with respect to matters requiring Board of Directors approval and which cannot await a regular meeting of the Board or the calling of a special meeting. Under Delaware law and the Company's By-laws, both the Board and Executive Committee can act by unanimous written consent to all members.

     The Stock Option Committee of the Board of Directors was created to administer the Company's 1981 Incentive Stock Option Plan, as amended, pursuant to resolution adopted November 24, 1981, giving it authority to exercise powers of the Board with respect to the Plan. The Stock Option Committee consists of Mr. Frank Rabinovitz and Mr. Robert Nolt.

     The Audit Committee of the Board of Directors was created in 1991 to administer and coordinate the activities and results of the annual audit of the Company by independent accountants and to comply with NASDAQ listing requirements. The Audit Committee is comprised of Mr. Frank Rabinovitz and Mr. Robert Nolt.

     The Compensation Committee of the Board of Directors was created in 1993 to administer and review compensation structure, policy and levels of the Company. The Compensation Committee is composed of Mr. Frank Rabinovitz and Mr. David Koffman.

                       Executive Officers

     The following sets forth the names, ages and positions who are not directors and who are executive officers of the Company:

See Chart under Directors for executive officers.

        Compensation of Directors and Executive Officers

     Set forth in the following table is certain information relating to the approximate remuneration paid by the Company during the last three fiscal years to each of the most highly compensated executive officers whose total compensation exceeded $100,000.


SUMMARY COMPENSATION TABLE (1,2,3)

                                                      Annual
                                                   Compensation
                                          Year    Salary   Bonus
David L. Koffman                          1999   $141,750    --
Chairman,  President                      1998    162,000    --
and Chief Executive Officer               1997    162,000    --

Frank Rabinovitz                          1999   $162,000  $50,000
Director, Executive Vice President, Chief 1998    162,000   50,000
Operating Officer, President of AVES      1997    162,000   50,000



(1) Does not include the value of non-cash compensation to the named individuals, which did not exceed the lesser of $50,000 or,
  10%  of  such individuals' total annual salary and bonus.   The
  Company provides a vehicle to each of the named executives for use in connection with Company business but does not believe the value of said vehicles and other non-cash compensation, if any, exceeds the lesser of $50,000 or 10% of the individual's total annual salary and bonus.

(2) The Company has entered into Split Dollar Insurance Agreements with David L. Koffman and Frank Rabinovitz, pursuant to which the Company has obtained insurance policies on their lives in the approximate amounts of $5,743,400 and $497,700,
  respectively.   The premium is paid by the Company.   Upon  the
  death of the individual, the beneficiary named by the individual
  is  entitled  to  receive the benefits under the  policy.   The
  approximate amounts paid by the Company during the fiscal year ended April 30, 1999 for this insurance coverage were $0 and $25,373, respectively. Such amounts are not included in the above table.

(3) The Company has accrued Mr. Koffman's 1999 salary, however, he has deferred payment until such time as the Company's working capital position improves.

     The following table sets forth certain information relating to the value of stock options at April 30, 1999:



                      Number of Unexercised     Value of Unexercised In-
                   Options at Fiscal Year End     The-Money Options at
                                                    Fiscal Year End
                   --------------------------   -------------------------
Name               Exercisable  Unexercisable  Exercisable  Unexercisable
-----              -----------  -------------   ----------  --------------
Frank Rabinovitz   100,000      0               $0          0


  Based on the $0.05 per share closing bid price of the common stock on the NASDAQ Stock Exchange on April 30, 1999

     Effective November 24, 1981 and approved at the annual stockholders' meeting in 1982, the 1981 Incentive Stock Option Plan (ISOP) was adopted. An amendment to the ISOP was adopted on December 11, 1989. This amendment increased the number of incentive stock options that can be granted from 150,000 shares to 600,000 shares. The ISOP provides for the granting to key employees and officers of incentive stock options, as defined under current tax laws. The stock options are exercisable at a price equal to or greater than the market value on the date of the grant.

     No  stock options were granted during the fiscal year  ended
April 30, 1999.

     Effective September 15, 1994 and approved at the annual stockholders meeting in 1994, the 1994 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted and 200,000 shares of the Company's Common Stock reserved for issuance under the Director Plan. The Director Plan provides for the automatic grant of non-transferable options to purchase Common Stock to non-employee directors of the Company; on the date immediately preceding the date of each annual meeting of stockholders in which an election of directors is concluded, each non-employee director then in office will receive options exercisable for 5,000 shares (or a pro rata share of the total number of shares
still  available  under the Director Plan).   No  option  may  be
granted under the Director Plan after the date of the 1998 annual meeting of stockholders.

     Options issued pursuant to the Director Plan are exercisable at an exercise price equal to not less than 100% of the fair market value (as defined in the Director Plan) of shares of Common Stock on the day immediately preceding the date of the grant. Options are vested and fully exercisable as of the date of the grant. Unexercised options expire on the earlier of (i) the date that is ten (10) years from the date on which they were granted, (ii) the date which is three calendar months from the date of the termination of the optionee's directorship for any reason other than death or disability (as defined in the Director
Plan), or (iii) one year from the date of the optionee's disability or death while serving as a director.

Report of the Compensation Committee of the Board of Directors on
                     Executive Compensation

     Except pursuant to its ISOP and the Director Plan, the Company does not have any formal annual incentive program, cash or otherwise, nor does it make annual grants of stock options. Cash bonuses and stock options, including bonuses and options paid to executive officers, have generally been awarded based upon individual performance, business unit performance and corporate performance, in terms of cash flow, growth and net income as well as meeting budgetary, strategic and business plan goals.

     The Company is committed to providing a compensation program that helps attract and retain the best people for the business. The Company endeavors to achieve symmetry of compensation paid to a particular employee or executive and the compensation paid to other employees or executives both inside the Company and at comparable companies.

     The remuneration package of the Chief Executive Officer includes a percentage bonus based on the Company's profitable performance.

                        Performance Graph

     The following stock performance graph shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed or to constitute soliciting material under such Acts except to the extent that the Company specifically incorporates this information by reference.

     The following line graph compares the yearly change in cumulative total return on the Company's common stock for the past five years with the cumulative total return of (i) the NASDAQ Stock Market for US companies (MARKET INDEX), and (ii) NASDAQ Non-Financial Stocks (PEER INDEX).


           Comparison of Five-Year Cumulative Returns


                        04/30/94  04/30/95 04/30/96  04/30/97 04/30/98  04/30/99
                        --------  -------- --------  -------- --------  --------

Jayark Corporation      100.0     77.8     40.0      20.0     16.0        3.125

CRSP Index for NASDAQ   100.0    125.0    126.0     200.0    200.0      400.0
 Stock Market(US Companies)

CRSP Index for NASDAQ   100.0    120.0    130.0     300.0    325.0      600.0
 Non Financial Stocks


     The graph assumes $100 was invested on April 30, 1994, in each of the following: the Company's common stock, the NASDQ Stock Market Index, and the NASDAQ sub index for Non-Financial Stocks. The Company's common stock performance shown is not necessarily indicative of future performance.

                        PROPOSAL NUMBER 2

                     Independent Accountants

     BDO Seidman has been the Company's independent public accountants for the past several years. The Board of Directors recommends that the stockholders approve the appointment of BDO Seidman as the Company's independent public accountants for the fiscal year ending April 30, 2000. Unless otherwise indicated, all properly executed proxies received by the Company will be voted in favor of the appointment of BDO Seidman. An adverse vote will be considered as a direction to the Company to select other independent accountants in the following year.

     It is expected that a representative of BDO Seidman will be available for the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                        PROPOSAL NUMBER 3

                           Stock Split

  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO EFFECT THE REVERSE STOCK SPLIT
                             General

     The Board of Directors has declared it advisable and in the best interest of the Company and its stockholders to amend the Certificate of Incorporation to effect a one-for-ten reverse stock split (the "Reverse Stock Split") of the issued and outstanding shares of common stock. A copy of the Amendment is attached as Appendix A.

     If the Amendment is approved by the stockholders, each ten shares of common stock outstanding at the close of business on the effective date of the Amendment (the "Effective Time") will be converted automatically into one share of common stock. To avoid the existence of fractional shares of common stock, stockholders who would otherwise be entitled to receive fractional shares of common stock equal to one-half or more will receive one whole share. No shares or scrip shall be issued to holders in respect of any fraction less than one-half. The Effective Time is anticipated to be as soon as practicable following the date of the Special Meeting.

                 Purposes of Reverse Stock Split

     The Board of Directors believes that the Reverse Stock Split will cause the stock price of the common stock, currently below $5.00, to be more appropriately aligned with the Company's peers in the audio-visual industry. The Reverse Stock Split should cause the common stock to be more attractive to the financial community and lower the costs of trading for the investing public. Further, the Reverse Stock Split will reduce administrative costs for the Company.

     Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Accordingly, the Board of Directors believes that the current per share price of the common stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.


     The Board of Directors believes that the shares of common stock will, as a result of the Reverse Stock Split, trade at higher prices than those which have prevailed recently. There can be no assurance, however, that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies which would effect such value, including the status of the market for the shares of common stock at the time, the Company's reported results of operations in future fiscal periods and general stock market conditions. Therefore, there can be no assurance that the shares of common stock will not, despite the Reverse Stock Split, trade at prices which are less than the arithmetical equivalent share price resulting from the Reverse Stock Split.

                Effects of Reverse Stock Split

     If the Amendment is implemented the number of outstanding shares of common stock will be reduced from approximately 27,663,597 shares to approximately 2,766,360 shares. The Amendment would not affect any stockholder's proportionate equity interest in the Company, except for minor differences resulting from the rounding of fractional shares. The Amendment also would not affect the rights, preferences privileges or priorities of any of the Company's outstanding classes and series of stock. The Amendment will not affect the registration of the common stock under the Securities Exchange Act of 1934. All fees incurred in connection with the implementation of the proposed one-for-ten Reverse Stock Split will be borne by the Company.

     The Company also has approximately 800,000 shares reserved for issuance upon exercise of stock appreciation rights ("SARs"), leaving 26,433,640 shares of common stock authorized, but unissued and not reserved for any particular purpose. All of the 26,433,640 shares of common stock authorized but unissued and not reserved for future issuance would be subject to issuance, from time to time, in the discretion of the Board of Directors for any proper corporate purpose without further action by stockholders unless otherwise required by law or other applicable rules and regulations.

     The number of shares subject to stock appreciation rights ("SARs") granted to directors, officers and employees of the Company under the Company's various stock plans and the strike price for such SARs will be proportionately adjusted for the Reverse Stock Split. The number of shares of common stock authorized for the stock plans will also be proportionately adjusted.

     The Reverse Stock Split may leave certain stockholders with one or more "odd lots" of common stock, or stock in amounts of less than 100 shares. Such odd lots may be more difficult to sell or may require greater transaction costs per share to sell than shares in even multiples of 100. Last year, the Company concluded, and will consider implementing in the future, an odd-lot repurchase program to allow shareholders owning less than 100 shares of common stock to sell their odd-lot holdings.

     Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Stock Split is advisable, the Reverse Stock Split Proposal may be abandoned by the Board of Directors at any time before, during or after the Special Meeting and prior to filing the amendment to the Articles of Incorporation with the State Corporation Commission.

  Exchange of Stock Certificates and Elimination of Fractional
                         Share Interests

     The Reverse Stock Split will occur at the Effective Time without any action on the part of the Company's stockholders and without regard to the date or dates certificates formerly representing shares of common stock ("old certificates") are physically surrendered for certificates representing the number of shares of common stock such stockholders are entitled to receive as a result of the Reverse Stock Split ("new certificates").

     As soon as practicable after the Effective Time, the Company will send a letter of transmittal to each stockholder of record at the Effective Time for use in transmitting old certificates to the Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for new certificates representing the number of whole shares of new common stock into which their shares of common stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Old certificates not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged for new certificates at the first time they are otherwise presented for transfer. Until so surrendered, each current certificate representing shares of common stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of common stock in the appropriately reduced whole number of shares.

                 Federal Income Tax Consequences

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local, or foreign tax laws.

     No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local, and foreign income and other tax laws.

The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization under Section
368 (a)(1)(E) of the Internal Revenue Code of 1986, as amended, a stockholder of the Company who exchanges his or her common stock solely for new common stock should recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of new common stock received from the Company should be the same as his or her aggregate tax basis in the  common stock exchanged therefor. The holding period  of  the new common stock received by such stockholder should include the period during which the common stock surrendered in exchange therefor was held, provided all such common stock was held as a
capital   asset  on  the  date  of  the  exchange.

                        Vote Required


Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required to approve the Amendment. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention will have the same effect as a vote "against" the Amendment proposal. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

     The votes represented by the proxies received will be voted FOR approval of the adoption of the proposed amendment to the Company's Articles of Incorporation, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy.

      The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation to effect a one-for-ten split of the issued and outstanding shares of common stock.

                          Other Matters

     The Board of Directors is not aware of any other matters that are to be presented to stockholders for formal action at the meeting. However, if any other matter properly comes before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote those proxies in accordance with their judgment on the matter.

        Stockholders Proposals to the 2000 Annual Meeting

     Proposals of stockholders to be included in the Company's proxy materials for the 2000 annual meeting must be received in writing by the Company at its executive offices not later than May 15, 2000, in order to be included in the Company's proxy materials relating to that meeting.

                       Report on Form 10-K

     The Annual Report on Form 10-K, a separate report filed with the Securities and Exchange Commission, provides more detailed information on the Company. A copy may be obtained, without charge, by a written request directed to Jayark Corporation, 300 Plaza Drive, Vestal, New York 13580. The Company will also furnish any exhibits described in the list accompanying the Form 10-K, upon written request and payment of reasonable fees relating to the Company's furnishing such exhibits.

                               Inquiries

     Stockholder inquiries regarding changes of address, transfer of certificates and lost certificates should be directed to the Company's transfer agent: American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005.

By Order Of The Board Of Directors

                           APPENDIX A

                       PROPOSED AMENDMENT
                             TO THE
                  CERTIFICATE OF INCORPORATION

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Paragraph A of Article IV thereof so that, as amended said Article shall be and read as follows:

                               "A.

     The total number of all shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, of which 30,000,000 shares shall be common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock").

     Effective at the close of business on the effective date of this amendment (the "Effective Time"), the filing of this amendment shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each ten (10) issued and outstanding shares of Common Stock of the Corporation, par value of $.01 per share, shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation, par value of $.01 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined.

     No fractional shares or scrip for fractional shares shall be issued by reason of this Reverse Stock Split. In cases in which the Reverse Stock Split would otherwise result in any shareholder holding a fractional share, the Corporation shall issue one share for each fractional share of Common Stock equal to or greater than one-half and no shares for each fractional share of Common Stock less than one-half.

     After the Effective Time, each holder of record of shares of Common Stock shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock held by such holder immediately prior to the Effective Time at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which such record owner is entitled after giving effect to the Reverse Stock Split. The Reverse Stock Split will be deemed to occur at the Effective Time, regardless of when the certificates are surrendered.

                     JAYARK CORPORATION
             1999 ANNUAL MEETING OF STOCKHOLDERS

       PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                      NOVEMBER 22, 1999

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ON BEHALF
                       OF THE COMPANY

                     OCTOBER  ___, 1999

The undersigned stockholder of Jayark Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October __, 1999, and hereby appoints __________________ and __________________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company, to be held on November 22, 1999, at 9:00 a.m., Local Time, at 300 Plaza Drive, Vestal, New York 13580, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   Election of Directors.

Nominees:      Jeffrey P. Koffman  [ ] FOR      [ ] WITHHELD

               Arthur G. Cohen     [ ] FOR      [ ] WITHHELD

2. To ratify the appointment of BDO Seidman as independent accountants for the fiscal year ending April 30, 2000.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To amend the Company's Certificate of Incorporation to effect a reverse stock split whereby each ten shares of outstanding common stock, par value $.01, would be automatically converted into one share of outstanding common stock, par value $.01.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT  [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF JEFFREY P. KOFFMAN AND ARTHUR G. COHEN, FOR THE RATIFICATION OF BDO SEIDMAN, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Date:

Signature:

Date:

Signature:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.